UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2005

NETFONE, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120895

(Commission File Number)

98-0438201

(IRS Employer Identification No.)

Suite 1108 – 1030 West Georgia Street, Vancouver, BC V6E 2Y3

(Address of principal executive offices and Zip Code)

(604) 676-3410

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On November 30, 2005, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Cinnamon Jang Willoughby, Chartered Accountants. Accordingly, Amisano Hanson, Chartered Accountants, resigned on November 30, 2005.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Amisano Hanson, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Amisano Hanson, for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Amisano Hanson expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was determined by the Board of Directors to be in our best interests at the current time given our level of operations.

We provided Amisano Hanson with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Amisano Hanson, Chartered Accountants is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Cinnamon Jang Willoughby, Chartered Accounts, as of November 30, 2005. Cinnamon Jang Willoughby was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01. Financial Statements and Exhibits

16.1	Letter dated December 5, 2005 from Amisano Hanson, Chartered Accountants regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFONE, INC.

By:	/s/ Rafeh Hulays

Rafeh Hulays

President, Secretary Treasurer and Director

Date: December 8, 2005